Exhibit 23.1

Consent of Deloitte & Touche LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 25, 2009, relating to the financial statements and financial statement schedule of Courier Corporation and subsidiaries, and the effectiveness of Courier Corporation and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Courier Corporation for the year ended September 26, 2009.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 20, 2010